Exhibit 10.30

SECOND AMENDMENT

TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Second Amendment”) is entered into as of February 10, 2003 by and among, on the one hand, Hologic, Inc., a Delaware corporation (“Parent”), and Direct Radiography Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“DRC” and jointly, severally and jointly and severally with Parent, the “Borrowers”), and, on the other hand, the financial institutions from time to time party to the Loan Agreement referred to below (collectively, the “Lenders”), and Foothill Capital Corporation, as agent for the Lenders under the Loan Agreement (in such capacity, the “Agent”).

RECITALS

The Borrowers and Fluoroscan Imaging Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Fluoroscan”), on the one hand, and the Agent and the Lenders, on the other hand, entered into the Loan and Security Agreement dated as of September 21, 2001, as amended by the First Amendment to Loan and Security Agreement dated as of December 8, 2001 (as so amended, as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

As permitted under Section 7.21 of the Loan Agreement, (i) on September 26, 2002 Fluoroscan International, Inc., a Delaware corporation and a wholly-owned subsidiary of Fluoroscan, merged into Fluoroscan and (ii) on September 27, 2002, Fluoroscan merged into Parent. The Borrowers have requested certain amendments to the Loan Agreement to reflect the foregoing mergers and to adjust the minimum EBITDA covenant set forth therein. The Lenders and the Agent are willing to amend the Loan Agreement as requested by the Borrowers on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows.

1.    Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2.    Amendments to the Loan Agreement.

(a)    The Preamble to the Loan Agreement is hereby amended and restated in its entirety as follows:

“THIS LOAN AND SECURITY AGREEMENT (this “Second Amendment”) is entered into as of September 21, 2001 by and among, on the one hand, Hologic, Inc., a Delaware corporation (“Parent”) and Direct Radiography Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“DRC” and jointly, severally and jointly and severally with Parent, the “Borrowers”), and, on the other hand, the financial institutions from time to time signatories hereto as lenders (collectively, the “Lenders”), and Foothill Capital Corporation, as Agent for the Lenders under the Loan Agreement (in such capacity, the “Agent”).”

From and after the date of this Second Amendment, for all purposes of the Loan Agreement and the other Loan Documents, all references to “Borrowers” shall mean Parent and DRC jointly, severally and jointly and severally.

(b)    Schedule P-1 is hereby amended by deleting the words “Guaranty dated September 15, 2000 issued by Fluoroscan Imaging Systems, Inc. in favor of Trex Medical Systems Corporation.”

(c)    Schedules 5.7 and 5.8(b) are each hereby amended by deleting all references to Fluoroscan and all items in such schedules relating to Fluoroscan.

(d)    Schedule 5.8(c) to the Loan Agreement is hereby amended by deleting such Schedule 5.8(c) in its entirety and inserting in lieu thereof the Schedule 5.8(c) attached hereto.

(e)    Schedule 5.16 is hereby amended by deleting all references to Fluoroscan therein and inserting in lieu thereof references to Parent.

(f)    Schedule 5.20 is hereby amended by deleting item 2 of such Schedule 5.20 and redesignating the remaining items of such Schedule 5.20 accordingly.

(g)    Schedule 7.20 to the Loan Agreement is hereby amended by deleting Item (a) of such Schedule in its entirety and inserting in lieu thereof the following new Item (a):

“(a) Minimum EBITDA. Borrowers’ EBITDA for the 12 month period ending December 28, 2002 shall not be less than $9,250,000. Borrowers’ EBITDA for the 12 month period ending each fiscal quarter thereafter, commencing with the fiscal quarter ending March 31, 2003, shall not be less than 80% of Borrowers’ projected EBITDA for such period as set forth in the most recent Projections delivered to Lender pursuant to Section 6.3(d), which Projections are in form and substance acceptable to Lender. If Lender and Borrowers cannot agree on such Projections, for purposes of this covenant, Borrowers’ projected EBITDA for such 12 month period shall not be less than $10,000,000.”

3.    Conditions Precedent to Second Amendment. This Second Amendment shall not be effective until each of the following conditions precedent has been satisfied.

(a) The representations and warranties in this Second Amendment, the Loan Agreement, as amended by this Second Amendment, and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) No Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

(c)    No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Borrowers or the Agent; and

(d)    The Agent shall have received payment in full of its out-of pocket expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the Loan Agreement and this Second Amendment.

4.    Representations and Warranties. Each Borrower hereby represents and warrants to the Agent that (a) the execution, delivery, and performance of this Second Amendment and the Loan Agreement are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene any (i) law, rule or regulation, (ii) any order, judgment, decree, writ, injunction or award of any arbitrator, court or governmental authority, (iii) the terms of its charter or bylaws, or (iv) any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) this Second Amendment and the Loan Agreement constitute such Borrower’s legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms; and (c) this Second Amendment has been duly executed and delivered by such Borrower.

5.    Choice of Law. The validity of this Second Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts.

6.    Counterparts; Telefacsimile Execution. This Second Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Second Amendment. Any party delivering an executed counterpart of this Second Amendment by facsimile also shall deliver a manually executed counterpart of this Second Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Second Amendment.

7.    Effect on Loan Agreement and Other Loan Documents. The Loan Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Second Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of the Agent under the Loan Agreement or any other Loan Document, as in effect prior to the date hereof.

8.    Further Assurances. The Borrowers shall execute and deliver all agreements, documents, and instruments (including, without limitation, an amendment to the Patent Security Agreement), each in form and substance satisfactory to Agent, and take all actions as the Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by the Agent and to fully consummate the transactions contemplated under this Second Amendment and the Loan Agreement, as amended by this Second Amendment.

9.    Miscellaneous.

(a)    Upon and after the effectiveness of this Second Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)    The Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Agent.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first above written.

BORROWERS: HOLOGIC, INC., as Borrower and Administrative Borrower

By:	/s/ GLENN P. MUIR

Glenn P. Muir, Chief Financial Officer

DIRECT RADIOGRAPHY CORP., as Borrower

By:	/s/ GLENN P. MUIR

Glenn P. Muir, Vice President-Finance

AGENT AND REQUIRED LENDERS: FOOTHILL CAPITAL CORPORATION, as Agent and as sole Lender

By:	/s/ ANDREW T. FURLONG, III

Andrew T. Furlong, III, Vice President

The undersigned hereby acknowledges this Second Amendment and ratifies and confirms its obligations under the Guaranty and Security Agreement and any other Loan Document to which it is a party.

X-RAY TECHNOLOGY CORP.

By:	/s/ GLENN P. MUIR

Glenn P. Muir, Vice President-Finance

Signature Page

Schedule 5.8(c)

Capitalization of Borrowers’ Subsidiaries

Hologic’s Direct and Indirect Subsidiaries:

Name	Jurisdiction of Organization	# of shares of common stock authorized	# of shares of preferred stock authorized	# of shares of common held/% of class	# of shares of preferred stock held/% of class
Direct Radiography Corp.	Delaware	2,000	1,500,000	1,000/100%	1,000,000/100%
Hologic Foreign Sales Corporation	US Virgin Islands	10,000	0	1,000/100%	0
X-Ray Technology Corp.	Delaware	3,000	0	100/100%	0
Hologic Investment Corp.	Massachusetts	200,000	0	100,000/100%	0
*Hologic International Holdings B.V.	Netherlands	—	0	100%	0

*	Hologic International Holdings B.V. is the sole stockholder of Hologic Europe N.V., a Belgian company, and Hologic France S.A., a French company.

DRC does not have any direct or indirect subsidiaries.